                                                                    Exhibit 99.1

                           INSTRUCTIONS AS TO USE OF

                             SAMSONITE CORPORATION

                              RIGHTS CERTIFICATES

            CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS

  The following instructions relate to a rights offering (the "Rights Offering") by Samsonite Corporation, a Delaware corporation (the "Samsonite"), to the holders of record ("Recordholders") of its Common Stock, par value $.01 per share (the "Common Stock"), as described in Samsonite's Prospectus dated
September   , 1999 (the "Prospectus"). Recordholders of Common Stock at the
close of business on September   , 1999 (the "Record Date") are receiving
transferable subscription Rights (the "Rights") to subscribe for and purchase shares of its Common Stock (the "Underlying Shares"). Each Recordholder will
receive     Rights for each share of Common Stock owned of record as of the close of business on the Record Date. The Rights will expire, if not exercised,
at 5:00 p.m., New York City time, on October   , 1999, unless extended in the
sole discretion of Samsonite (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. Samsonite will not be obligated to honor any purported exercise of Rights received by EquiServe (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. Samsonite may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by transferable Rights certificates (the "Rights Certificates").

  Each Right allows the holder thereof to subscribe (the "Basic Subscription Privilege") at the cash price of $6.00 per share (the "Subscription Price") for one share of Common Stock. In addition, Rights holders which exercise their Basic Subscription Privilege in full will be eligible to subscribe (the "Over-Subscription Privilege") at the same cash price of $6.00 per share for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares"), subject to availability and proration as described below. Shares of Common Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that any Underlying Shares are not subscribed for pursuant to the Basic Subscription Privilege. The Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders who exercise the Over-Subscription Privilege, in proportion, not to the number of shares requested pursuant to the Over-Subscription Privilege, but to the number of shares each beneficial holder exercising the Over-Subscription Privilege has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rights holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Over-Subscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis outlined above. Such proration will be repeated until all Excess Shares have been allocated to the full extent of the Over-Subscription Privilege. See "The Rights Offering--Subscription Privileges" in the Prospectus.

  No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that if all Rights are exercised, the gross proceeds to Samsonite from the Rights Offering will equal $75 million.

  The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise, transfer or sale of your Rights by completing the appropriate form or forms on your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

  YOUR RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.

1. Method of Subscription--Exercise of Rights

  To exercise Rights, complete Form 1 of your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for by check or bank draft drawn upon a U.S. bank or postal or express money order payable to EquiServe, as Subscription Agent. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check or (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal or express money order. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check or money order.

  The Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

        By Mail:                    By Hand:                              By Overnight Courier:
     EquiServe          Securities Transfer & Reporting Services, Inc.         EquiServe
Attn: Corporate Actions             c/o EquiServe                         Attn: Corporate Actions
   P.O. Box 9573             100 Williams St., Galleria                       40 Campanelli Drive
Boston, MA 02205-9573           New York, NY 10038                         Braintree, MA 02184

                       Telephone Number for Information:
                              (781) 575-3100

  Delivery to an address other than those above does not constitute valid delivery.

  You may also transfer your Rights Certificate to your bank or broker in accordance with the procedures specified in Section 3(a) below, by making arrangements for the delivery of funds on your behalf and requesting such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate or Rights Certificates held by you, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Over-Subscription Privilege, and will guarantee the delivery to the Subscription Agent of any properly completed and executed Rights Certificate or Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate or Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Telecopy No.: (781) 575-4826). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent by calling toll free (877) 460-4352.

  Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and Samsonite, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of Underlying Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

  If you exercise less than all of the Rights evidenced by your Rights Certificate by so indicating in Form 1 of your Rights Certificate, the Subscription Agent either (i) if you so request, will issue to you a new Rights Certificate evidencing the unexercised Rights or (ii) if you so indicate in Form 2 of your Rights Certificate, will transfer the unexercised Rights in accordance with your instructions. A new Rights Certificate will be issued to you or transferred according to your instructions upon the partial exercise of Rights only if the Subscription Agent receives a properly endorsed Rights Certificate no later than the fourth business day prior to the Expiration Date. After such time and date no new Rights Certificates will be issued. Accordingly, after such time and date if you exercise less than all of your Rights you will lose the power to exercise your remaining Rights. A new Rights Certificate will be sent by first class mail to you if the Subscription Agent receives your properly completed Rights Certificate by 11:00 a.m., New York
City time, on October   , 1999. Unless you make arrangements with the
Subscription Agent, a new Rights Certificate received by the Subscription Agent
after 11:00 a.m., New York City time, on October   , 1999 will be held for
pick-up at the Subscription Agent's hand delivery address provided above. All deliveries of newly issued Rights Certificates will be at your own risk.

  If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then you will be deemed to have exercised the Over-Subscription Privilege to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the rights offering have been effected.

2. Issuance of Common Stock.

  The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in Form 3 of your Rights Certificate.

  (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

  (b) Over-Subscription Privilege. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the rights offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege certificates representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege. See "The Rights Offering--Subscription Privileges--Over-Subscription Privilege" in the Prospectus.

  (c) Excess Cash Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the rights offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.

3. Sale or Transfer of Rights.

  (a) Sale of Rights Through a Bank or Broker. To sell all Rights evidenced by a Rights Certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Rights Certificate to your bank or broker. Your Rights Certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Rights Certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Section 4 of these instructions. The Rights Certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this
Section 3(a).

  (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Rights Certificate and have your signature guaranteed by an Eligible Institution. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Rights Certificate, the new holder should deliver the Rights Certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Privilege and the Over-Subscription Privilege) and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Rights Certificates, if you wish to transfer less than all of the Rights evidenced by your Rights Certificate to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Rights Certificate into Rights Certificates of appropriate smaller denominations by following the instructions in Section 4 below. The Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this Section 3(b).

  Rights holders wishing to transfer a portion of their Rights (but not fractional Rights) should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any, and
(iii) the Rights evidenced by such new Rights Certificates to be exercised or sold by the recipients thereof. Neither Samsonite nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Rights Certificates are not received in time for exercise or sale prior to the Expiration Date.

  Samsonite will pay all fees and expenses of the Subscription Agent and the Information Agent and has also agreed to indemnify the Subscription Agent and the Information Agent from certain liabilities which they may incur in connection with the rights offering. All commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by Samsonite, the Information Agent or the Subscription Agent.

4. Division of Rights Certificate Into Smaller Denominations.

  To have a Rights Certificate divided into smaller denominations, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither Samsonite, the Information Agent nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5. Execution.

  (a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

  (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

  (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if (i) you wish to transfer your Rights, as specified in Section 3(b) above, to a transferee other than a bank or broker, (ii) if you wish a new Rights Certificate to be issued in a name other than that in which the old Rights Certificate was issued, as specified in Section 4 above, or (iii) if you specify special payment or delivery instructions pursuant to Form 3.

6. Method of Delivery.

  The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

7. Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.

  In the case of Rights that are held of record through the Depository Trust Company (the "Book-Entry Transfer Facility"), exercises of the Basic Subscription Privilege and the Over-Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.

8. Substitute Form W-9.

  Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (TIN) on Substitute Form W-9, a copy of which is included as Exhibit B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Information Agent by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 31% federal income tax backup withholding with respect to dividends that may be paid by Samsonite on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights).

                                                                       Exhibit A

                         Notice of Guaranteed Delivery
                                      for
                              Rights Certificates

                                   Issued by

                             SAMSONITE CORPORATION

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated September , 1999 (the "Prospectus") of Samsonite Corporation, a Delaware corporation ("Samsonite"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on October , 1999, unless such time is extended by Samsonite as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Method of Subscription-- Exercise of Rights" in the Prospectus.

  Payment of the Subscription Price of $6.00 per share for each share of Samsonite's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

                        The Subscription Agent is:

If by Mail or Telegram:         If by Hand:           If by Overnight Courier:

     EquiServe             Securities Transfer &           EquiServe
                         Reporting Services,
Attn: Corporate Actions          Inc.                  Attn: Corporate Action
   P.O. Box 9573             c/o EquiServe            40 Campanelli Drive
 Boston, MA 02205-9573       100 Williams St.,        Braintree, MA 02184
                               Galleria
                          New York, NY 10038

                                                  Telephone Number for
   Confirm Facsimile      Facsimile Transmission:           Information:
 Receipt by Telephone:
                            (781) 575-4826              (781) 575-3100

  (781) 575-4816

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby represents that the undersigned is the holder of
Rights Certificate(s) representing     Rights and that such Rights
Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic
Subscription Privilege to subscribe for     share(s) of Common Stock with
respect to each of     Rights represented by such Rights Certificate(s) and
(ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares") are available therefor, for an
aggregate of up to     Excess Shares, subject to availability and proration.

  The undersigned understands that payment of the Subscription Price of $6.00 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of
$    either (check appropriate box):

  [_]is being delivered to the Subscription Agent herewith

                                       or

  [_]has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

  [_]Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

  [_]Certified check

  [_]Bank draft (cashier's check)

  [_]Money order

     --Name of maker:

    ----------------------------------------------------
     --Date of check, draft or money order:

    ----------------------------------------------------
     --Check, draft or money order number:

    ----------------------------------------------------
     --Bank on which check is drawn or issuer of money order:

    ----------------------------------------------------

Signature(s) ________________________     Address _____________________________


-------------------------------------     -------------------------------------

Name(s) ________________________________________________________________________
                             (Please type or print)

Area code and Tel. no(s) ____________     Rights Certificate No(s). (if
                                          available) __________________________

                             GUARANTEE OF DELIVERY
          (Not To Be Used For Rights Certificate Signature Guarantee)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

-------------------------------------     Dated: ______________________________

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------
              (Address)                              (Name of Firm)

-------------------------------------     -------------------------------------
  (Area Code and Telephone Number)               (Authorized Signature)

  The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

                                                                       EXHIBIT B

                           IMPORTANT TAX INFORMATION

  This tax information is provided in connection with the Prospectus of Samsonite Corporation dated September , 1999 (the "Prospectus"). Capitalized terms used in this prospectus but not otherwise defined in this prospectus shall have the meanings assigned to such terms in the Prospectus.

  Under the United States federal income tax laws, dividend payments that may be made by Samsonite on shares of Common Stock issued upon the exercise of Rights may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (TIN) and certifies that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income. Each Rights holder that exercises Rights and wants to avoid backup withholding should provide the Subscription Agent, as Samsonite's agent in respect of exercised Rights (the "requester"), with such holder's correct taxpayer identification number (or with a certification that such holder is awaiting a taxpayer identification number) and with a certification that such holder is not subject to backup withholding by completing Substitute Form W-9 below.

  Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Subscription Agent. Exempt holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional instructions.

  If backup withholding applies, Samsonite or the Subscription Agent, as the case may be, will be required to withhold 31% of any dividend payments made to a holder of Common Stock. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

  To prevent backup withholding on dividend payments that may be made on shares of Common Stock issued upon the exercise of Rights, a Rights holder that exercises Rights is required to notify the Subscription Agent of such holder's correct taxpayer identification number by completing Substitute Form W-9 below and certifying on Substitute Form W-9 that the taxpayer identification number provided is correct (or that such holder is awaiting a taxpayer identification number). In addition, the holder is required to certify on Substitute Form W-9 that it is (i) exempt from backup withholding, or (ii) not subject to backup withholding due to prior under reporting of interest or dividend income, or
(iii) the Internal Revenue Service (the "IRS") has notified it that it is no longer subject to backup withholding.

What Number to Give the Subscription and Information Agent

  A Rights holder that exercises Rights is required to give the Subscription Agent the taxpayer identification number of the record owner of the shares of Common Stock issued upon the exercise of the Rights. If such record owner is an individual, the taxpayer identification number is the taxpayer's social security number. For most other entities, the taxpayer identification number is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional guidelines on what number to report. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the holder may be subject to a $50.00 penalty imposed by the IRS.

                               REQUESTER'S NAME:
              Give Form to the Requester. Do NOT send to the IRS.

-------------------------------------------------------------------------------

 Name (If a joint account or you changed your name, see enclosed Guidelines.)

-------------------------------------------------------------------------------

 Business name, if different from above.

-------------------------------------------------------------------------------

 Check appropriate box:  [_] Individual/Sole Proprietor  [_] Corporation
                         [_] Partnership  [_] Other

-------------------------------------------------------------------------------

 Address (number, street, and apt. or suite no.)

-------------------------------------------------------------------------------

 City, state, and ZIP code

-------------------------------------------------------------------------------

                        Part I--TAXPAYER               Social Security Number
                        IDENTIFICATION NUMBER
                        (TIN).                         ----------------------

 SUBSTITUTE
 Form W-9

 Department of                                         Employer Identification
 the Treasury           Enter your TIN in the                  Number
 Internal               appropriate box. For most      ----------------------
 Revenue                individuals, this is your      Note: If the account
 Service                social security number         is in more than one
                        (SSN). For most other          name, see the chart
Payer's Request for     entities, it is your           in the enclosed
Taxpayer Identification employer identification        Guidelines to
Number (TIN)            number (EIN). If you do not    determine what number
                        have a number, see How to      to give.
                        Get a TIN in the enclosed
                        Guidelines.
                       --------------------------------------------------------
                        Part II--For Payees Exempt From Backup Withholding
                        (See the enclosed Guidelines)


                       --------------------------------------------------------
                        Part III--Certification

                        Under penalties of perjury, I certify that:

                        (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

                        (2) I am not subject to backup withholding because:
                        (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

                        CERTIFICATION INSTRUCTIONS--You must cross out item
                        (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

                        The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                        SIGNATURE _______________________     DATE ___ ,
NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
      ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

              GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

  Name

  If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

  Sole Proprietor--You must enter your individual name as shown on your Social Security card. You may enter your business, trade or "doing business as" name on the business name line.

  Other Entities--Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

  Taxpayer Identification Number (TIN)

  You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester.

  Social Security numbers (SSN's) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN's) have nine digits separated by only one hyphen: i.e. 00-0000000.

  The table below will help determine the number to give the requester.


------------------------------------------------
                                Give Name and
For this type of account:        SSN of:
------------------------------------------------
1. Individual                   The individual
2. Two or more individuals      The actual owner
   (joint account)              of the account
                                or, if combined
                                funds, the first
                                individual on
                                the account(1)
3. Custodian account of a       The minor(2)
   minor (Uniform Gift to
   Minors Act)
4.a. The usual revocable        The grantor-
   savings trust (grantor is    trustee(1)
   also trustee)
b. The so-called trust account  The actual
   that is not a legal or       owner(1)
   valid trust under state law
5. Sole proprietorship          The owner(3)
6. A valid trust, estate, or    Legal entity(4)
   pension trust
------------------------------------------------

------------------------------------------------
                               Give Name and
For this type of account:       SSN of:
------------------------------------------------
 7. Corporation                The corporation
 8. Association, club,         The organization
    religious, charitable,
    educational or other tax-
    exempt organization
 9. Partnership                The partnership
10. A broker or registered     The broker or
    nominee                    nominee
11. Account with the           The public
    Department of Agriculture  entity
    in the name of a public
    entity (such as a state
    or local government,
    school district, or
    prison) that receives
    agricultural program
    payments
------------------------------------------------

--------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

  Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

              GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
 How to Get a TIN

  If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

  If you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number, sign and date the form, and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the requester. Other payments are subject to backup withholding.

  Note: Writing "Applied For" means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding

 Payees Exempt from Backup Withholding

Individuals (including sole proprietors) are NOT exempt from backup withholding. For interest and dividends, the following payees are exempt from backup withholding:
 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a) of the Internal
   Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

 . The United States or any agency or instrumentalities.

 . A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

 . A foreign government or any of its political subdivisions, agencies or instrumentalities.

 . An international organization or any of its agencies or instrumentalities.

 . A dealer in securities or commodities required to register in the United
   States, the District of Columbia or a possession of the United States.

 . A real estate investment trust.

 . A common trust fund operated by a bank under section 584(a) of the Code.

 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.

 . A foreign central bank of issue.

 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

 . A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

 Payments Exempt From Backup Withholding

Dividends and patronage dividends that generally are exempt from backup withholding include:

 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.

 . Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

 . Payments made by ESOP pursuant to section 404(k) of the Code.

Interest payments that are generally exempt from backup withholding include:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

  Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.

  If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part I, write "Exempt" in Part II, and sign and date the form and return it to the requester.

  If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

Privacy Act Notice

  Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.